Exhibit 99.1

Excerpts from the supplement, dated April 20, 2017, to the amended and restated offering circular and consent solicitation statement, dated April 14, 2017, of iHeartCommunications, Inc., iHeartMedia, Inc. and

CC Outdoor Holdings, Inc. and the supplement, dated April 20, 2017, to the term loan confidential information memorandum, dated March 15, 2017, of iHeartCommunications, Inc., iHeartMedia, Inc.,

CC Outdoor Holdings, Inc. and Broader Media, LLC.

Recent Developments

The following results for the three months ended March 31, 2017 are preliminary and are subject to change. Preliminary results are inherently uncertain and subject to change, and we undertake no obligation to update this information. Our preliminary results contained in this supplement may differ from actual results. Actual results remain subject to the completion of management’s and the audit committee’s final review, as well as quarter-end review by our registered independent public accountants. Our independent registered public accountants do not assume any responsibility for the accuracy of the preliminary results and are not providing any opinion or other assurance with respect to these preliminary results.

Preliminary Financial Results of Clear Channel Outdoor Holdings, Inc. for the Three Months ended March 31, 2017

Consolidated revenue decreased $44.3 million, or 7.5%, during the first quarter of 2017 as compared to the first quarter of 2016. Consolidated revenue increased $9.0 million, or 1.7%, after adjusting for a $12.8 million impact from movements in foreign exchange rates and the $40.6 million impact from the sale of non-strategic markets and businesses.

Consolidated direct operating and SG&A expenses decreased $25.1 million, or 5.4%, during the first quarter of 2017 as compared to the first quarter of 2016. Consolidated direct operating and SG&A expenses increased $18.9 million, or 4.3%, in the first quarter, after adjusting for an $11.7 million impact of movements in foreign exchange rates and the $32.2 million impact from the sale of non-strategic markets and businesses.

Consolidated operating income decreased 92.6% to $21.6 million, during the first quarter of 2017 as compared to the first quarter of 2016, primarily due to the net gain of $278.3 million on the sale of non-strategic outdoor markets in the first quarter of 2016 compared to the $28.6 million net gain on the sale of our Americas Indianapolis market in the first quarter of 2017.

CCOH’s OIBDAN decreased 27.1% to $68.8 million, during the first quarter of 2017 as compared to the first quarter of 2016. CCOH’s OIBDAN decreased 20.1% in the first quarter of 2017 compared to the same period of 2016, after adjusting for movements in foreign exchange rates and the impact from the sale of non-strategic markets and businesses.

CCOH Preliminary Revenue, Operating Expenses, Operating Income and OIBDAN

CCOH GAAP Measures:

(In thousands)	Three Months Ended March 31,		% Change
	2017	2016
Consolidated revenue	$544,726	$589,014	(7.5)%
Consolidated Direct Operating and SG&A expenses(1)	$443,705	$468,788	(5.4)%
Consolidated Operating Income(2)	$21,598	$291,381	(92.6)%

CCOH Non-GAAP Measures:

(In thousands)	Three Months Ended March 31,		% Change
	2017	2016
Consolidated revenue excluding movements in foreign exchange	$577,546	$589,014	(5.3)%
Consolidated Direct Operating and SG&A expenses, excluding movements in foreign exchange	$455,415	$468,788	(2.9)%
Consolidated OIBDAN	$68,840	$94,372	(27.1)%
Consolidated OIBDAN, excluding movements in foreign exchange	$68,864	$94,372	(27.0)%
Consolidated revenue, excluding effects of foreign exchange and revenue from outdoor markets and businesses sold	$566,097	$547,060	1.7%
Consolidated OIBDAN, excluding effects of foreign exchange and revenue from outdoor markets and businesses sold	$68,381	$85,628	(20.1)%

Certain prior period amounts have been reclassified to conform to the 2017 presentation of financial information.

(1)	Direct Operating and SG&A Expenses refers to the sum of Direct operating expenses (excludes depreciation and amortization) and Selling, general and administrative expenses (excludes depreciation and amortization).
(2)	Includes Corporate depreciation and amortization of $1.5 million and $1.4 million for the three months ended March 31, 2017 and 2016, respectively.

CCOH Liquidity and Financial Position

As of March 31, 2017, we had $200.6 million of cash on our balance sheet, including $141.8 million of cash held outside the U.S. by our subsidiaries.

Presentation of Non-GAAP Financial Information

The following tables set forth our OIBDAN for the three months ended March 31, 2017 and 2016. We define OIBDAN as consolidated operating income adjusted to exclude non-cash compensation expenses, included within corporate expenses, as well as the following line items presented in our Statement of Comprehensive Loss: Depreciation and amortization; Impairment charges; and Other operating income (expense), net.

We use OIBDAN, among other measures, to evaluate our operating performance. This measure is among the primary measures used by management for the planning and forecasting of future periods, as well as for measuring performance for compensation of executives and other members of management. We believe this measure is an important indicator of our operational strength and performance of our business because it provides a link between operational performance and operating income. It is also a primary measure used by management in evaluating companies as potential acquisition targets.

We believe the presentation of this measure is relevant and useful for investors because it allows investors to view performance in a manner similar to the method used by our management. We believe it helps improve investors’ ability to understand our operating performance and makes it easier to compare our results with other companies that have different capital structures or tax rates. In addition, we believe this measure is also among the primary measures used externally by our investors, analysts and peers in our industry for purposes of valuation and comparing our operating performance to other companies in our industry.

Since OIBDAN is not a measure calculated in accordance with GAAP, it should not be considered in isolation of, or as a substitute for, operating income as an indicator of operating performance and may not be comparable to similarly titled measures employed by other companies. OIBDAN is not necessarily a measure of our ability to fund our cash needs. As it excludes certain financial information compared with operating income, the most directly comparable GAAP financial measure, users of this financial information should consider the types of events and transactions which are excluded.

The other non-GAAP financial measures presented in the tables below are: (i) revenues, direct operating and SG&A expenses and OIBDAN, each excluding the effects of foreign exchange rates; (ii) revenues, direct operating and SG&A expenses and OIBDAN, each excluding the effects of foreign exchange rates and the results from outdoor markets and businesses sold; and (iii) corporate expenses, excluding non-cash compensation expenses and effects of foreign exchange rates.

We present revenues, direct operating and SG&A expenses and OIBDAN, each excluding the effects of foreign exchange rates, because management believes that viewing certain financial results without the impact of fluctuations in foreign currency rates facilitates period to period comparisons of business performance and provides useful information to investors. A significant portion of our advertising operations are conducted in foreign markets, principally Europe, the U.K. and China, and management reviews the results from our foreign operations on a constant dollar basis. Revenues, direct operating and SG&A expenses and OIBDAN, each excluding the effects of foreign exchange rates, are calculated by converting the current period’s amounts in local currency to U.S. dollars using average foreign exchange rates for the prior period.

In the first quarter of 2016, we sold nine non-strategic Americas outdoor markets, in the second quarter of 2016, we sold our business in Turkey and in the fourth quarter of 2016, we sold our business in Australia. In the first quarter of 2017, we sold our Indianapolis market. We present revenues, direct operating and SG&A expenses and OIBDAN, each excluding the effects of foreign exchange rates and the results from outdoor markets and businesses sold, in order to facilitate investors’ understanding of operational trends without the impact of fluctuations in foreign currency rates and without the results from the outdoor markets and businesses that were sold, as these results will not be included in our results in current and future periods.

Corporate expenses excluding the effects of non-cash compensation expenses and the effects of foreign exchange rates are presented as OIBDAN excludes non-cash compensation expenses.

Since these non-GAAP financial measures are not calculated in accordance with GAAP, they should not be considered in isolation of, or as a substitute for, the most directly comparable GAAP financial measures as an indicator of operating performance.

Clear Channel Outdoor Holdings, Inc. Non-GAAP Financial Information

As required by the SEC rules, CCOH provides reconciliations below to the most directly comparable amounts reported under GAAP, including (i) OIBDAN excluding effects of foreign exchange and OIBDAN to operating income (loss); (ii) revenues excluding effects of foreign exchange rates to revenues; (iii) direct operating and SG&A expenses excluding effects of foreign exchange to direct operating and SG&A expenses; (iv) corporate expenses excluding non-cash compensation expenses and effects of foreign exchange to corporate expenses; (v) consolidated revenues, excluding the effects of foreign exchange rates and results from outdoor markets and businesses sold, to consolidated revenues; (vi) consolidated direct operating and SG&A expenses, excluding the effects of foreign exchange rates and results from outdoor markets and businesses sold, to consolidated direct operating and SG&A expenses; and (vii) consolidated OIBDAN, excluding the effects of foreign exchange rates and results from outdoor markets sold, to consolidated operating income.

CCOH Reconciliation of OIBDAN, excluding effects of foreign exchange rates and OIBDAN to Consolidated Operating Income (Loss)

(In thousands)	OIBDAN excluding effects of foreign exchange	Foreign exchange effects	OIBDAN (subtotal)	Non-cash compensation expenses	Depreciation and amortization	Impairment charges	Other operating (income) expense, net	Operating income (loss)
Three Months Ended March 31, 2017
Consolidated	$68,864	$(24)	$68,840	$2,359	$77,494	$—	$(32,611)	$21,598
Three Months Ended March 31, 2016
Consolidated	$94,372	$—	$94,372	$2,370	$85,395	$—	$(284,774)	$291,381

CCOH Reconciliation of Revenues, excluding effects of foreign exchange rates, to Revenues

(In thousands)	Three Months Ended March 31,		% Change
	2017	2016
Consolidated revenue	$544,726	$589,014	(7.5)%
Excluding: Foreign exchange decrease	12,820	—

Consolidated revenue excluding effects of foreign exchange	$557,546	$589,014	(5.3)%

CCOH Reconciliation of Direct operating and SG&A expenses, excluding effects of foreign exchange rates, to Direct operating and SG&A expenses

(In thousands)	Three Months Ended March 31,		% Change
	2017	2016
Consolidated direct operating and SG&A expenses	$443,705	$468,788	(5.4)%
Excluding: Foreign exchange decrease	11,710	—

Consolidated direct operating and SG&A expenses excluding effects of foreign exchange	$455,415	$468,788	(2.9)%

CCOH Reconciliation of Corporate expenses, excluding non-cash compensation expenses and effects of foreign exchange rates, to Corporate Expenses

(In thousands)	Three Months Ended March 31,		% Change
	2017	2016
Corporate Expense	$34,540	$28,224	22.4%
Excluding: Non-cash compensation expense	(2,359)	(2,370)

Corporate Expense excluding non-cash compensation expense	$32,181	$25,854	24.5%
Excluding: Foreign exchange decrease	$1,086	$—

Corporate Expense excluding non-cash compensation expense and effects of foreign exchange	$33,267	$25,854	28.7%

CCOH Reconciliation of Consolidated Revenues, excluding effects of foreign exchange rates and results from markets and businesses sold, to Consolidated Revenues

(In thousands)	Three Months Ended March 31,		% Change
	2017	2016
Consolidated revenue	$544,726	$589,014	(7.5%)
Excluding: Revenue from markets and businesses sold	(1,449)	(41,954)
Excluding: Foreign exchange decrease	12,820	—

Consolidated revenue, excluding effects of foreign exchange and revenue from markets and businesses sold	$556,097	$547,060	1.7%

CCOH Reconciliation of Consolidated Direct operating and SG&A expenses, excluding effects of foreign exchange rates and results from markets and businesses sold, to Consolidated Direct operating and SG&A expenses

(In thousands)	Three Months Ended March 31,		% Change
	2017	2016
Consolidated direct operating and SG&A expenses	$443,705	$468,788	(5.4)%
Excluding: Operating expenses from markets and businesses sold	(966)	(33,210)
Excluding: Foreign exchange decrease	11,710	—

Consolidated direct operating and SG&A expenses, excluding effects of foreign exchange and operating expenses from markets and businesses sold	$454,449	$435,578	4.3%

CCOH Reconciliation of Consolidated OIBDAN, excluding effects of foreign exchange rates and results from markets and businesses sold to, Consolidated Operating income

(In thousands)	Three Months Ended March 31,		% Change
	2017	2016
Consolidated operating income	$21,598	$291,381	(92.6)%
Excluding: Revenue, direct operating and SG&A expenses from markets and businesses sold	(483)	(8,744)
Excluding: Foreign exchange (increase) decrease	24	—
Excluding: Non-cash compensation expense	2,359	2,370
Excluding: Depreciation and amortization	77,494	85,395
Excluding: Impairment charges	—	—
Excluding: Other operating (income) expense, net	(32,611)	(284,774)

Consolidated OIBDAN, excluding effects of foreign exchange and OIBDAN from markets and businesses sold	$68,381	$85,628	(20.1)%